Exhibit 32.2

CERTIFICATION
In connection with the annual report of Delta Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Blass, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

            This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 9, 2007

                                                                                                    /s/ RICHARD BLASS
                                                                                                      Richard Blass
                                                                                                 Executive Vice President and Chief Financial Officer